UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2016

   FIRST COMMUNITY CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   South Carolina

(State or Other Jurisdiction of Incorporation)

000-28344	57-1010751
(Commission File Number)	(I.R.S. Employer Identification No.)

5455 Sunset Blvd., Lexington, South Carolina	29072
(Address of Principal Executive Offices)	(Zip Code)

   (803) 951-2265

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2016, the Board of Directors of First Community Corporation (the “Company”), the holding company for First Community Bank, approved an amendment to the First Community Corporation 2011 Stock Incentive Plan (the “Plan”) to permit restricted stock units to be granted under the Plan. Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit. Restricted stock units granted under the Plan may be settled in cash, shares of the Company’s common stock, or a combination thereof, and are subject to vesting conditions and other restrictions set forth in the Plan or the individual award agreement. In the event that the Human Resources/Compensation Committee of the Company’s Board of Directors (the “Committee”) conditions the grant or vesting of restricted stock units upon the attainment of performance goals or the attainment of performance goals and the continued service of the applicable participant, the Committee may, prior to or at the time of grant, designate the restricted stock units as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. No other material changes were made to the Plan. Copies of the full text of the amendment to the Plan and the form of restricted stock unit award agreement are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated herein by reference. Information regarding the Plan has been previously reported in the Company’s proxy statement filed on April 7, 2011, and such information is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits

(d)      Exhibits

Item	Exhibit

10.1	Amendment No. 1 to the First Community Corporation 2011 Stock Incentive Plan

10.2	Form of Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST COMMUNITY CORPORATION
Registrant

By:	/s/ Joseph G. Sawyer
Name:	Joseph G. Sawyer
Title:	Chief Financial Officer

Dated: April 22, 2016

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the First Community Corporation 2011 Stock Incentive Plan

10.2	Form of Restricted Stock Unit Agreement